UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the The Securities Exchange Act of 1934

September 8, 2009

Date of Report

(Date of earliest event reported)

Ring Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0001384195	98-0495938
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

18 1/2 East State Street, Suite 202, Redlands, California	92373
(Address of principal executive offices)	(Zip Code)

(909) 798-8394

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Company acquired a 25% non-operating working interest (18.75% net revenue interest) in a 440 acre lease in Howard County, Texas ("Prospect"). Big Star Oil and Gas, LLC, a Texas limited liability company (“Big Star”), is the operator. A test well was drilled with the intention of completing the well at a depth of approximately 7,700 feet. Big Star has now evaluated the results of the test well and the Company is making disclosure of the following:

(a)	The test well will not be commercially productive at the initial 7,700 foot depth. Big Star is contemplating the completion at a shallower depth and is finalizing a plugback and recompletion program.
(b)	Big Star believes that a commercially productive well can still be achieved, even though no assurance thereof can be given.
(c)

Through August 18, 2009 the Company has made total cash payments of approximately $225,000 in conjunction with the acquisition of the Prospect and the drilling of the test well. The Company anticipates incurring additional costs for recompletion at the shallower depth.

(d)	The Company is evaluating its investment in the Prospect for impairment; however, until such time as the results of the recompletion are known, no impairment will be recognized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ring Energy, Inc.
(Registrant)

Date: August 9, 2009	/s/ Robert “Steve” Owens
Robert “Steve” Owens
Chief Executive Officer
Chief Financial Officer